EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated February 25, 2005, with respect to the Statements of Revenue and Certain Expenses of 1201 Lloyd Boulevard — Portland, Oregon in the registration statement on Form S-8 (file no. 333-113151) of Government Properties Trust, Inc.

/s/ Ernst & Young LLP

Chicago, Illinois
May 2, 2005

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